Exhibit 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joseph Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

BRAEMAR HOTELS & RESORTS ANNOUNCES PRICING OF $75 MILLION
CONVERTIBLE SENIOR NOTES OFFERING

DALLAS, May 14, 2021 – Braemar Hotels & Resorts Inc. (NYSE: BHR) (the “Company” or “Braemar”) announced today the pricing of its private placement of $75 million aggregate principal amount of its 4.5% Convertible Senior Notes due 2026 (the “Notes”). Braemar has granted the initial purchaser of the Notes a 13-day option to purchase up to an additional $11.25 million aggregate principal amount of the Notes. Braemar expects to close the sale of the Notes on or about May 18, 2021, subject to the satisfaction of customary closing conditions.

The Notes will pay interest semi-annually at a rate of 4.5% per annum. The Notes will mature on June 1, 2026, unless earlier converted, redeemed or repurchased in accordance with their terms. The Notes will be senior unsecured obligations of Braemar, and will be convertible for cash, shares of the Company’s common stock, or a combination of cash and shares of the Company’s common stock, at Braemar’s option. The initial conversion rate for the Notes will be 157.79 shares of the Company’s common stock per $1,000 principal amount of Notes and the initial conversion price will be approximately $6.3375 per share of the Company’s common stock. The initial conversion rate and initial conversion price are subject to adjustment in certain circumstances.

Braemar expects to use the net proceeds of the offering for general corporate purposes, including, but not limited to, repayment of a portion of its indebtedness, including amounts outstanding under its secured term loan, for capital expenditures or potential acquisitions.

The Notes will be sold to qualified institutional buyers (as defined under the Securities Act of 1933, as amended (the “Securities Act”)) in reliance on Rule 144A of the Securities Act.  The Notes and the common stock issuable upon conversion of the Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements, except in limited circumstances in connection with the exercise of the issuer conversion option.

This press release shall not constitute an offer to sell nor a solicitation of an offer to buy the Notes, the common stock issuable upon conversion of the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

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Forward-Looking Statements

Certain statements and assumptions in this press release, contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, among others, statements about the offering and the use of proceeds from the offering. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Braemar’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: the impact of COVID-19, and the rate of adoption and efficacy of vaccines to prevent COVID-19, on our business and investment strategy; the timing and outcome of the Securities and Exchange Commission’s investigation; our ability to repay, refinance or restructure our debt and the debt of certain of our subsidiaries; anticipated or expected purchases or sales of assets; our projected operating results; completion of any pending transactions; our understanding of our competition; market trends; projected capital expenditures; the impact of technology on our operations and business; general volatility of the capital markets and the market price of our common stock and preferred stock; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the markets in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Braemar’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. Investors should not place undue reliance on these forward-looking statements. The Company can give no assurance that these forward-looking statements will be attained or that any deviation will not occur. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations, or otherwise, except to the extent required by law.

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